UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2008

VIPR INDUSTRIES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

033-12877	47-0777141
(Commission File Number)	(IRS Employer Identification No.)

First Canadian Place
100 King Street W. 37th Floor
Toronto, Ontario, Canada M5X-1C9

(Address of principal executive offices and zip/postal Code)

(416) 644-8648

(Registrant's telephone number including area code)

(416) 352-5218

(Registrant's fax number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Definitive Agreement or Disposition of Assets

(a)
Under the terms of the Supplementary Asset Purchase Agreement by and between VIPR Industries Inc. (the “Company”) and Kinti Group, Inc. (“Kinti”), the completion of the transaction took place upon execution of the Agreement on February 13th 2008, and delivery of Bill Of Sale March 7, 2008 (the “Closing”).

(b)	Under the Agreement, the Company shall purchase the assets, known as “Singida Gold Concessions, Tanzania, and the Itigi Manyoni Uranium Prospect, Tanzania” owned by “Kinti Group” (the “Assets”).

(c)	The Company is acquiring the Assets from “Kinti Group”.

(d)
The Assets are being acquired by the Company in exchange for five million six hundred fifty nine thousand seven hundred and ninety three (5,659,793) shares of restricted common stock (the “Purchase Price” or the “Shares”).

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

(a)
On February 13, 2008, the Company purchased the Assets for a total of five million six hundred fifty nine thousand seven hundred and ninety three (5,659,793) shares of restricted common stock (the “Purchase Price” or the “Shares”). Final closing was deemed March 07 2008, delivery of Bill Of Sale.

(b)
Under the Agreement, the Company will issue an aggregate amount of five million six hundred fifty nine thousand seven hundred and ninety three (5,659,793) shares of restricted common stock to "Kinti Group", an accredited investor and non-U.S. persons.  These shares were issued pursuant to an exemption from registration requirements under Section 4(2) and exemptions provided under Regulation S (“Reg. S”) of the Securities Act of 1933.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of VIPR Industries

(b)	Pro Forma financial information

(c)	Exhibits

2.0	Amending and Supplementary Asset Purchase Agreement dated Feb. 13, 2008 between VIPR Industries Inc. and Kinti Group Inc., and Asset Purchase Agreement dated November 24, 2007

(d)	Exhibits

2.1	Financial Statements of VIPR Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPR Industries Inc. (Registrant)

Date: March 11, 2008	By:	/s/ Mike Gerstner
Mike Gerstner
President